SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

27335 West 11 Mile Road
Southfield, Michigan		48033

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number including area code: (248) 357-2866
(Former name or former address if changed since last report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 23, 2007, TechTeam Government Solutions, Inc. (“Government Solutions”), a wholly-owned subsidiary of TechTeam Global, Inc. (“TechTeam” or the “Company”), executed a Membership Interest Purchase Agreement (“MIPA”) to acquire all of the outstanding membership interest in NewVectors LLC (“NewVectors”), a Michigan limited liability company, from NewVectors Holding LLC. As set forth in the Press Release, dated May 23, 2007 (attached hereto as Exhibit 99.1), NewVectors provides business transformation, logistics modernization, and modeling and simulation services primarily to the United States Department of Defense. It has annual revenue of approximately $34 million.
The MIPA (attached hereto as Exhibit 2.01) provides consideration to be paid by TechTeam at closing of $40,750,000, as adjusted for fluctuations in expected working capital. Of the initial consideration, $4,000,000 will be withheld as an indemnity holdback for a period of one year after closing to cover any potential claims for indemnity or breach of representation and warranties. The purchase price will be paid by the Company out of its cash reserves and through borrowing $35 million.
The closing of the purchase is conditioned upon, among other things, the conclusion of certain agreements between the parties. Assuming the conditions to closing are met and the Company closes on its credit facility, TechTeam anticipates closing the transaction on or about May 31, 2007.
Further, TechTeam posted a presentation to its Web site providing a preview of the acquisition. The presentation is attached as Exhibit 99.2.
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company’s ability to close on the credit facility necessary to pay the purchase price, successfully

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integrate this acquisition on a timely basis, retain key employees, retain key customers, pay off the debt incurred to complete the acquisition and grow its business with the U.S. Federal Government. There can be no assurance that the acquisition will have the impact on the Company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
 (D) The following exhibits are included with the report:
Exhibit 2.01	Membership Interest Purchase Agreement between TechTeam Government Solutions, Inc., NewVectors Holding LLC, Altarum Supporting Organization, Inc. and Altarum Institute dated May 23, 2007*.

Exhibit 99.1	Press Release of TechTeam Global, Inc. dated May 23, 2007.

Exhibit 99.2	Presentation of TechTeam Global, Inc. dated May 23, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.
By	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary

Date: May 24, 2007

*	Exhibits and Disclosure schedules have been identified in the MIPA but are omitted. The Company will, upon request, furnish a copy of any omitted document to the Commission.

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EXHIBIT INDEX

Exhibit No.	Description

2.01	Membership Interest Purchase Agreement between TechTeam Government Solutions, Inc., NewVectors Holding LLC, Altarum Supporting Organization, Inc. and Altarum Institute dated May 23, 2007.

99.1	TechTeam Global, Inc. Press Release dated May 23, 2007.

99.2	TechTeam Global, Inc. Presentation dated May 23, 2007.

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